POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that
the undersigned hereby
constitutes and appoints
Charles A. Bittenbender, Suzanne S. Taylor,
Mary D. Maloney, John D. Neumann and
Thomas C. Daniels, and each of
them, as the  true and lawful
attorney or attorneys-in-fact, with full power of substitution and revocation, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to execute, on behalf of the undersigned, any and all statements or reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the beneficial ownership of shares of Class A Common Stock, par value $0.01 per share, of NACCO Industries, Inc. (the "Company") and Class B Common Stock, par value $0.01 per share, of the Company, including without limitation, all initial statements of beneficial ownership on Form 3, all statements of changes of beneficial ownership on Form 4 and all annual statements of beneficial ownership on Form 5 and any and all other documents that may be required, from time to time, to be filed with the Securities and Exchange Commission, to execute any and all amendments or supplements to any such statements or forms, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Thomas Parker Rankin

The Trust created under the Agreement,
dated December 28,  1976, between National
City Bank, as trustee, and
Clara L.T. Rankin, for the benefit of grandchildren

By:  Thomas Parker Rankin, as beneficiary

Name:
Thomas Parker Rankin


Date:
Address: